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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF

                             WESTPOINT STEVENS INC.
                          7 7/8% SENIOR NOTES DUE 2005
                          7 7/8% SENIOR NOTES DUE 2008

     To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
        , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") of WestPoint Stevens Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"), Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 7 7/8% Senior Notes due 2005 and the 7 7/8% Senior Notes due 2008 (collectively the "Securities") held by you for the account of the undersigned.

     The aggregate face amount of the Securities held by you for the account of the undersigned is (fill in amount):

     $          of the 7 7/8% Senior Notes due 2005.

     $          of the 7 7/8% Senior Notes due 2008.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] TO TENDER the following Securities held by you for the account of the undersigned (insert title and principal amount of Securities to be tendered, if any): $

     [ ] NOT TO TENDER any Securities held by you for the account of the undersigned.

     If the undersigned instruct you to tender the Securities held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i)
the undersigned's principal residence is in the State of             (fill in
State) (ii) the undersigned is acquiring the Exchange Securities in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities,
(iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Securities must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Securities acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer -- Resale of the Exchange Securities," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Securities.

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     [ ]  Check this box if the Beneficial Owner of the Security is a
          Participating Broker-Dealer and such Participating Broker-Dealer acquired the Securities for its own account as a result of market-making activities or other trading activities. If this box is checked, a copy of these Instructions must be received within three New York Stock Exchange trading days after the Expiration Date by WestPoint Stevens Inc., attention Christopher N. Zodrow, facsimile
          (706) 645-4396.

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                                   SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
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Name (please print):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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